Lewis Digital – eLayaway AGREEMENT

This agreement (the "Agreement") is entered into as of the Tuesday, June 30, 2009, by and between Lewis Digital Inc. ("Party One") and eLayaway LLC ("Party Two") (collectively the "Parties").

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Agreement, it is hereby agreed by and between the Parties as follows:

1) PARTY ONE OBLIGATIONS.
Party One (Lewis Digital) does hereby covenant and agree that it shall:
Loan eLayaway LLC $25,000.00 (twenty-five thousand dollars) to assist in operating expenses through the third quarter (Q3) of 2009 before the company "planned equity round" / "capital raise".

2) PARTY TWO OBLIGATIONS.
Party Two (eLayaway LLC) does hereby covenant and agree that it shall:
Pay interest in the amount of $3,750.00 in installments of $937.50 payable on the first the month at the beginning of each quarter with the first payment due October 1, 2009. The repayment of the base loan amount of $25,000 shall be due no later than July 1, 2010. The total repayment obligation of Party Two is $28,750.00 without regard to the loan being repaid prior to the end of the one year repayment period.

3) ADDITIONAL TERMS.
This agreement accompanies the document titled "Bridge Loan Term Sheet – Direct Loan Option" dated June 30, 2009. The option to loan an additional $25,000.00 (twenty-five thousand dollars) to eLayaway under these same terms exists at the discretion of Lewis Digital, Inc. until one business day preceding the "planned equity round"/ "capital raise" date as outlined by eLayaway LLC legal counsel.

4) ARBITRATION.
The Parties agree that any dispute or controversy arising out of this Agreement shall be settled by Arbitration to be held in Leon County, State of Florida, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the Parties. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Parties shall each pay one-half of the costs and expenses of such arbitration, and each of the parties shall separately pay counsel fees and expenses.

6) GENERAL PROVISIONS.
A. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by facsimile or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective party as follows:

If to Party One: **Tracy Lewis**
630-1 Capital Circle NE
Tallahassee, Florida 32301

If to Party Two: **eLayaway LLC**
1625 Summit Lake Dr.
Hillside Building Suite 205
Tallahassee, Florida 32317

B. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties, and their respective successors, assigns, heirs, executors and

administrators; provided, that neither party may assign any duties or her rights hereunder without the written consent of the other party.

C. Waiver and Amendment. Neither party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

D. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

F. Governing Law. This Agreement shall be governed by the laws of the state of Florida, without regard to its conflicts of law provisions.

G. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties, with the full intent of releasing all claims. The Parties acknowledge that:

(i) they have read this Agreement
(ii) they have been represented, or, in the alternative, have had the opportunity to obtain representation, in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice;

(iii) they understand the terms and consequences of this Agreement and of the releases it contains; and

(iv) they are fully aware of the legal and binding effect of this Agreement.

H. Counterparts/Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail or other electronic medium shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARTY ONE:

Tracy B. Lewis, Pres.

Tracy Lewis
President & CEO
Lewis Digital, Inc

PARTY TWO:

Sergio Pinon
CEO
eLayaway, LLC